EXHIBIT 99.1

FOR RELEASE January 6, 2014

SOURCE: Uni-Pixel, Inc.

UniPixel Rebrands Flexible Printed Electronics Manufacturing Process as “Copperhead”

Company Launches New Corporate Website Featuring Copperhead, InTouch Sensors, and Diamond Guard

THE WOODLANDS, Texas — January 6, 2014 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, lighting and display markets, has rebranded its UniBoss™ flexible printed electronics manufacturing process as Copperhead™. The proprietary roll-to-roll manufacturing process can print patterns of microscopic conductive elements on thin film, with very narrow line widths. The technology has wide-ranging applications, from touch panel and gesture sensors to antenna, EMI shielding and custom circuitry applications.

The Copperhead process produces the company’s line of InTouch Sensors™, a new pro-cap, multi-touch sensor that offers the unique advantages of metal mesh technology. These advantages include higher touch sensitivity, improved touch distinction, better durability, significantly higher conductivity, extensibility to a greater number of sizes and form factors, and faster sensing speeds as compared to standard ITO-based touch technology.

The Copperhead process for InTouch Sensors is also an additive, roll-to-roll, flexible electronics process as compared to traditional subtractive ITO manufacturing. As an additive manufacturing process, Copperhead is inherently more efficient and sustainable. It promises lower production costs, given its lower material costs, fewer steps in the manufacturing process, and a more simplified supply chain.

Along with the rebranding, UniPixel has launched a new corporate website that features Copperhead and InTouch Sensors, as well as Diamond Guard™, its hard-coat resin technology. The site now features expanded content and an updated design to enhance the user experience on both PC and mobile devices. Its new intuitive interface and simple search functionality enables visitors to quickly find a wealth of information about the company’s proprietary technologies, history and industry partners.

The new website provides existing and prospective customers detailed information and supporting materials on the advantages offered by UniPixel’s performance engineered film technology, as well as explore its many potential applications.

“Renaming our flexible printed electronics manufacturing process as Copperhead reflects its unique ability to print micron-sized copper lines on PET film,” said Robert Berg, UniPixel’s senior vice president of sales and marketing. “Our new website now better showcases our company as a leader in disruptive performance engineered films which have applications across a wide range of industries. These marketing efforts reflect our progress toward commercialization of our unique technologies, which is endorsed and supported by our major industry partners.”

Visit UniPixel’s new corporate website at www.unipixel.com, and learn more about the company and its revolutionary performance film technology.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's Copperhead™ roll-to-roll electronics manufacturing process prints fine line conductive elements on thin films. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™, InTouch Sensors™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the companies’ respective Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the companies’ respective Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com